UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported): September 16, 2011 (September 16, 2011)

LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
103 Powell Court Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On September 16, 2011, Lifepoint Hospitals, Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized a stock repurchase program of up to $250 million of the Company’s common stock over an 18 month period (the "Repurchase Authorization"). The repurchase programs previously announced by the Company have been fully completed.

Pursuant to this Repurchase Authorization, the Company may repurchase shares authorized under its stock repurchase program, if at all, through open market purchases or privately negotiated transactions in accordance with its senior credit facility and with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 as amended (the "Act").

Pursuant to the existing Repurchase Authorization, on September 16, 2011, the Company finalized and entered into a trading plan in accordance with Rule 10b5-1 under the Act (the "Plan"), to facilitate repurchases of its common stock during its blackout period if price targets in the Plan are met while the Plan is in place.

The Plan became effective on September 16, 2011 and will expire on November 2, 2011, unless terminated earlier in accordance with its terms.

The Company does not retain or exercise any discretion over purchases of common stock under the Plan.

Because repurchases under the Plan, if any, are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan, or that there will be any repurchases at all pursuant to the Plan.

See the Company’s press release attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Copy of press release issued by the Company on September 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Jeffrey S. Sherman
Name:	Jeffrey S. Sherman
Title:	Executive Vice President and Chief
Financial Officer

Date: September 16, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release issued by the Company on September 16, 2011.